Exhibit 99.1

The First Bancorp Incorrectly Identified in Press Release

DAMARISCOTTA, Maine - (BUSINESS WIRE) - May 3, 2017 - In a press release issued on May 2, 2017 by WeissLaw LLP, the trading symbol of The First Bancorp (NASDAQ: FNLC), a Maine-based company, was incorrectly included. The WeissLaw LLP press release stated that the law firm is investigating issues related to a proposed transaction between two North-Carolina-based bank holding companies that was announced on May 1, 2017. The First Bancorp (NASDAQ: FNLC) is not involved in the proposed transaction in any way and has requested the WeissLaw LLP press release be retracted.

The First Bancorp, headquartered in Damariscotta, Maine, is the holding company for First National Bank. Founded in 1864, the Bank serves the Pine Tree State with 16 offices in Lincoln, Knox, Hancock, Penobscot and Washington Counties. The Bank provides a full range of consumer and commercial banking products and services. First Advisors, a division of First National Bank, provides investment advisory, wealth management and trust services from five offices in Lincoln, Knox, Penobscot and Hancock Counties.

Forward-looking and cautionary statements: except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.

For more information, please contact F. Stephen Ward, the First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3272.